As filed with the Securities and Exchange Commission on June 15, 2012

Registration No. 333-70862

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

CHARMING SHOPPES, INC.

(Exact name of registrant as specified in its charter)

PENNSYLVANIA	23-1721355
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3750 STATE ROAD

BENSALEM, PENNSYLVANIA 19020

(Address of principal executive offices) (Zip Code)

CHARMING SHOPPES, INC.

AMENDED AND RESTATED 2000 ASSOCIATES’ STOCK INCENTIVE PLAN

(Full title of the plan)

COLIN D. STERN, ESQ.

CHARMING SHOPPES, INC.

3750 STATE ROAD

BENSALEM, PENNSYLVANIA 19020

(Name and address of agent for service)

(215) 245-9100

(Telephone number, including area code, of agent for service)

DEREGISTRATION OF COMMON STOCK

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, which was originally filed on October 3, 2001 (file no. 333-70862) (the “Registration Statement”) to register a total of 3,000,000 shares of the common stock, par value $0.10 per share (the “Shares”), of Charming Shoppes, Inc. (the “Company”), pursuant to the Company’s Amended and Restated 2000 Associates’ Stock Incentive Plan (the “Plan”), is being filed to deregister all of the Shares not yet issued in connection with the Plan.

The Company has entered into an Agreement and Plan of Merger, dated as of May 1, 2012, by and among Ascena Retail Group, Inc., a Delaware corporation (“Ascena”), Colombia Acquisition Corp., a Pennsylvania corporation and direct wholly owned subsidiary of Ascena (the “Purchaser”), and the Company, pursuant to which the Purchaser merged with and into the Company (the “Merger”) with the Company surviving the Merger as a direct wholly owned subsidiary of Ascena. Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering, the Company hereby amends the Registration Statement by deregistering all Shares that were registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bensalem, Commonwealth of Pennsylvania, on June 15, 2012.

Charming Shoppes, Inc.

By:	/s/ Colin D. Stern
Colin D. Stern
General Counsel and Secretary

3